As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

PREFORMED LINE PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0676895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Beta Drive, Mayfield Village, OH	44143
(Address of Principal Executive Offices)	(Zip Code)

PREFORMED LINE PRODUCTS COMPANY AMENDED AND RESTATED LONG TERM INCENTIVE PLAN OF 2008
(Full title of the plan)

ROBERT G. RUHLMAN Preformed Line Products Company 660 Beta Drive Mayfield Village, Ohio 44143
(Name and address of agent for service)

(440) 461-5200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, $2 par value	500,000	$67.86	$33,930,000.00	$3,939.27

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution and other provisions of the Amended and Restated Preformed Line Products Company Long Term Incentive Plan of 2008.

(2)
Estimated in accordance with Rule 457 of the General Rules and Regulations under the Securities Act solely for the purpose of determining the registration fee.  The fee is based on $67.86, the average of the high and low sale prices on May 4, 2011, of the Registrant’s Common Shares as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 500,000 common shares, $2 par value per share (the “Common Shares”), of Preformed Line Products Company (the “Registrant”) to be issued under the Registrant’s Amended and Restated Long-Term Incentive Plan of 2008 (the “Plan”).  In accordance with General Instruction E to Form S-8, except for Item 3 “Incorporation of Documents by Reference” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-153263, filed by the Registrant with the Securities and Exchange Commission on August 29, 2008, relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The documents listed in (a) through (d) below are incorporated by reference into this Registration Statement.  All documents filed by Preformed Line Products Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011;

(c)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2010, including the Current Report on Form 8-K filed with the Commission on April 25, 2011; and

(d)           The description of the Registrant’s Common Shares contained on the Registrant’s Registration Statement on Form 10 under the Exchanged Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3 to the Form 10.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Preformed Line Products Company1

3.2	Amended and Restated Code of Regulations of Preformed Line Products Company1

4.1	Amended and Restated Preformed Line Products Company Long Term Incentive Plan of 20082

5	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Powers of Attorney (included at page II-4)

______________________
1 Incorporated by reference from the Registrant’s Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.
2  Incorporated by reference from the Registrant’s Proxy Statement for its 2011 Annual Meeting of Shareholders filed with the Commission on March 11, 2011.

Item 9.	Undertakings.

The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the securities Act, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on this 6th day of May 2011.

Preformed Line Products Company

By:	/s/ Robert G. Ruhlman
Robert G. Ruhlman
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Ruhlman, Eric R. Graef, R. Steven Kestner, Caroline S. Vaccariello or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 6, 2011 by the following persons in the capacities indicated below.

Signature	Title

/s/ Robert G. Ruhlman	Director, Chairman, President and Chief Executive Officer
Robert G. Ruhlman	(Principal Executive Officer)

/s/ Eric R. Graef	Chief Financial Officer, Vice President-Finance and Treasurer
Eric R. Graef	(Principal Accounting Officer)

/s/ Randall M. Ruhlman	Director
Randall M. Ruhlman

/s/ Richard R. Gascoigne	Director
Richard R. Gascoigne

/s/ Barbara P. Ruhlman	Director
Barbara P. Ruhlman

/s/ Glenn E. Corlett	Director
Glenn E. Corlett

/s/ R. Steven Kestner	Director
R. Steven Kestner

/s/ Michael E. Gibbons	Director
Michael E. Gibbons

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Preformed Line Products Company2

3.2	Amended and Restated Code of Regulations of Preformed Line Products Company1

4.1	Amended and Restated Preformed Line Products Company Long Term Incentive Plan of 20082

5.1	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Powers of Attorney (included at page II-4)

1 Incorporated by reference from the Registrant’s Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.
2  Incorporated by reference from the Registrant’s Proxy Statement for its 2011 Annual Meeting of Shareholders filed with the Commission on March 11, 2011.